Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. section 1350, the undersigned officer of American CareSource Holdings, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company:

Dated: March 31, 2015	By: /s/ Anthony R. Levinson
Anthony R. Levinson
Chief Financial Officer (Principal Financial Officer)

This certification is made solely for the purpose of 18 U.S.C Section 1350 and not for any other purpose.